Exhibit 10.4
SEPARATION AND GENERAL RELEASE AGREEMENT
This SEPARATION AND GENERAL RELEASE AGREEMENT (this “Agreement”) is entered into by and between Comscore, Inc., a Delaware corporation (the “Company”), and Jonathan Carpenter (“Executive”). The Company and Executive are each referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, Executive and the Company are parties to that certain Severance Agreement effective as of November 29, 2021, as amended by that First Amendment to the Severance Agreement effective as of July 6, 2022 (the “Severance Agreement”);
WHEREAS, Executive’s employment with the Company will end no later than October 1, 2026 (the date that Executive’s employment with the Company ends, the “Separation Date”);
WHEREAS, Executive has notified the Company of his resignation from the Board of Directors of the Company (the “Board”) effective upon the Parties’ execution of this Agreement;
WHEREAS, the Company seeks to retain Executive for a period of time prior to the Separation Date for the purpose of advising the Board and obtaining Executive’s assistance in transitioning his duties, and Executive wishes to provide such assistance;
WHEREAS, subject to the terms of this Agreement, the Parties wish for Executive to be eligible to receive certain severance payments and other benefits, which payments and benefits are conditioned upon Executive’s satisfaction of the terms of this Agreement; and
WHEREAS, the Parties wish to resolve any and all claims that Executive has or may have against the Company and any of the other Released Parties (as defined below), including any claims that Executive may have arising out of Executive’s employment or the end of such employment.
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:
1.Separation from Employment; Deemed Resignations.
(a)The Parties acknowledge and agree that Executive’s employment with the Company will end on the Separation Date and, as of the Separation Date, Executive will not have any further employment relationship with the Company or any other Released Party.
(b)The Parties acknowledge and agree that, as of the date the Parties enter into this Agreement or such later date required by applicable law or governing documents, Executive will be deemed to have resigned: (i) as an officer of the Company and each of its affiliates, and (ii) as applicable, from the board of managers, board of directors or similar governing body of each of the Company’s affiliates and any other corporation, limited liability company, or any other entity in which the Company or any of its affiliates holds an equity interest or with respect to which board or similar governing body Executive serves as the designee or other representative of the Company or any of its affiliates. Executive agrees to (x) reasonably cooperate with the Company to effectuate the resignations described in the preceding sentence, and (y) complete any other actions the Company or its affiliates may reasonably require, both before and after the Separation Date, to effect such resignation(s). Executive acknowledges that the cooperation required by the immediately preceding sentence may include assisting with corporate actions of the Company and Company subsidiaries (including signing documents) until all resignations set forth in this Section 1(b) are effectuated, it being understood that any such action taken at the Company’s direction will be subject to the terms of Executive’s Indemnification Agreement, effective as of November 29, 2021 (the “Indemnification Agreement”).

(c)Between the date the Parties enter into this Agreement and the Separation Date (the “Transition Period”), Executive will serve as Senior Advisor to the Board and CEO, will assist the Company in transitioning the duties of his position, and will diligently perform those services reasonably requested of him by the Company; provided, however, that Executive will not be required to report to the Company’s offices during the Transition Period. During the Transition Period, Executive will continue to receive his regular base salary at a rate of $600,000 per year and will remain eligible to participate in the Company’s short-term incentive plan and employee benefit programs on the same basis as the Company’s other senior executives.
2.Separation Payment and Benefits.
(a)Provided that Executive (1) does not resign from employment prior to October 1, 2026, (2) honors Executive’s commitments as set forth herein, and (3) timely signs and returns the Confirming Release (as defined below), as described in Section 8 below (and does not exercise his revocation right as described in the Confirming Release), then:
(i)The Company shall provide Executive with a total severance payment of one million, two hundred thousand dollars and no cents ($1,200,000), less applicable tax withholdings (the “Severance Payment”), which Severance Payment shall be paid in substantially equal installments on the Company’s regular payroll dates between the Separation Date and the date that is twenty-four (24) months following the Separation Date; provided, however, that the first installment shall be paid on the Company’s first payroll date that comes after the date that the Confirming Release has been timely signed and returned to the Company by Executive and the revocation period described in the Confirming Release has expired without Executive having exercised his revocation right (the date of such first payment, the “First Installment Date”), and such first installment shall include (without interest) the number of installments of the Severance Payment that Executive would have received between the Separation Date and the First Installment Date had there been no delay in payment; provided, further, in the event a “Change of Control” occurs (as such term is defined in the Severance Agreement), all then-unpaid installments that do not constitute nonqualified deferred compensation (within the meaning of Section 409A, as defined below) shall be paid to Executive in a lump sum amount within three (3) days following the occurrence of such Change of Control.
(ii)The Company shall pay Executive a lump sum cash amount equal to Executive’s target short-term incentive award for the 2026 calendar year, multiplied by a fraction, the numerator of which is the number of days in 2026 from January 1, 2026 through the Separation Date and the denominator of which is 365 (the “2026 Bonus”), which 2026 Bonus shall be paid, less applicable tax withholdings, in a single lump sum at the time the Company pays short-term incentive awards to senior executives of the Company for the 2026 calendar year, but in no event later than March 15, 2027; provided, however, in the event a Change of Control occurs prior to such payment date, the 2026 Bonus shall be paid to Executive in a lump sum amount within three (3) days following the occurrence of such Change of Control.
(iii)During the portion, if any, of the 24-month period following the Separation Date (the “Reimbursement Period”) that Executive elects to continue coverage for Executive and Executive’s eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse Executive for the amount Executive pays to effect and continue such coverage (the “COBRA Reimbursements”), which COBRA Reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy. Executive acknowledges and agrees that the election of continuation coverage pursuant to COBRA and providing any premiums due to the Company with respect to such continuation coverage will remain Executive’s sole responsibility. Notwithstanding the foregoing, should the Company determine in its sole discretion that it cannot provide the COBRA Reimbursements without potentially violating applicable law (including Section 2716 of the Public Health Service Act), the Company will, in lieu of the COBRA Reimbursements, provide to Executive a taxable monthly payment for the Reimbursement Period in an amount equal to the monthly COBRA premium Executive would be required to pay to continue his group health coverage in effect on the Separation Date, which amount will be based on the premium for the first month of COBRA coverage and which payments will be made regardless of whether Executive elects COBRA continuation coverage.
(iv)The award granted to Executive pursuant to the terms of that certain Cash Incentive Plan Participation Agreement between Executive and the Company made as of May 15, 2026 (the “CIP Agreement”) will become fully vested and nonforfeitable upon the effective date of the Confirming Release.
(v)The Company will promptly reimburse Executive for up to $25,000 of reasonable and documented legal fees and related expenses incurred by Executive in connection with the drafting, negotiation and execution of (i) this Agreement and (ii) all other related documents.
Executive expressly acknowledges and agrees that the severance pay and benefits set forth in Section 2(a) above represent the entirety of the severance pay and benefits for which he is eligible pursuant to the Severance Agreement, and that he has no further rights to any severance pay or benefits from any Released Party (whether pursuant to the Severance Agreement or otherwise).
(b)Notwithstanding anything in this Agreement to the contrary, Executive acknowledges and agrees that this Agreement and any payments and benefits described herein are subject to the terms and conditions of the Company’s clawback policy as may be in effect from time to time, including to implement Section 10D of the Securities Exchange Act of 1934 and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the common stock of the Company may be traded) (the “Compensation Recovery Policy”), and that applicable sections of this Agreement and any related documents shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.
3.Treatment of Outstanding Equity Awards.
(a)Performance Restricted Stock Unit Award. The Company granted Executive 20,000 performance restricted stock units (the “PRSUs”) pursuant to the terms of that certain Performance Restricted Stock Units Award Agreement between Executive and the Company made as of July 6, 2022, as amended December 20, 2023 (the “PRSU Agreement”) and the Comscore, Inc. 2018 Equity and Incentive Compensation Plan, as amended (the “Plan”). As of the date of this Agreement, no PRSUs are vested. In accordance with the terms of the PRSU Agreement, Executive will forfeit any PRSUs that remain unvested on the Separation Date.
(b)Restricted Stock Unit Award. The Company granted Executive 22,598 deferred restricted stock units (the “RSUs”) pursuant to the terms of that certain Restricted Stock Units Award Agreement between Executive and the Company made as of November 29, 2021 (the “RSU Agreement”). As of the date of this Agreement, all of the RSUs are vested. In accordance with the terms of the RSU Agreement, Executive is entitled to receive payment for all vested RSUs on the first payroll date that occurs after the date that is six (6) months following the Separation Date.
(c)Stock Option Award. The Company granted Executive 25,000 options to purchase shares of Company common stock (the “Options”) pursuant to the terms of that certain Stock Option Grant Notice between Executive and the Company made as of August 24, 2022 (the “Option Agreement”) and the Plan. As of the date of this Agreement, 18,750 Options are vested and 6,250 Options are unvested. In accordance with the terms of the Option Agreement, all vested Options as of the Separation Date will continue to be exercisable pursuant to the terms of the Option Agreement and Executive will forfeit any Options that remain unvested as of the Separation Date.
4.Satisfaction of All Leaves and Payment Amounts. In entering into this Agreement, Executive expressly acknowledges and agrees that, with the exception of any base salary earned by Executive in the pay period in which he signs this Agreement (if such base salary has not been paid as of the time that Executive executes this Agreement) and (i) any base salary to which Executive may be entitled as a result of services performed between the date he signs this Agreement and the Separation Date, and (ii) those sums to which Executive may be entitled following the date that Executive signs this Agreement pursuant to Sections 2 and 3 above, Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation and other sums that Executive has been owed by the Company and each other Released Party. Executive further acknowledges and agrees that Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from each Released Party.
5.Release of Liability for Claims.
(a)For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive hereby forever releases, discharges and acquits the Company, its present and former subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (each a “Released Party” and, collectively, the “Released Parties”), from liability for, and Executive hereby waives, any and all claims, damages or causes of action of any kind, whether known or unknown, related to Executive’s employment with any Released Party, the termination of such employment, the ownership of equity in the Company, and any other acts or omissions related to any matter on or prior to the date that Executive executes this Agreement, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform and Control Act; (D) the Family and Medical Leave Act of 1993; (E) any federal, state or local wage and hour law; (F) the Securities Act of 1933; (G) the Securities Exchange Act of 1934; (H) the Investment Advisers Act of 1940; (I) the Investment Company Act of 1940; (J) the Private Securities Litigation Reform Act of 1995; (K) the Sarbanes-Oxley Act of 2002; (L) the Wall Street Reform and Consumer Protection Act of 2010; (M) the New York State Human Rights Law, the New York Labor Law, the New York Retaliatory Action By Employers Law, the New York State Worker Adjustment and Retraining Notification Act, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York Civil Rights Law, the New York Wage-Hour Law, the New York Workers’ Compensation Law, the New York Wage Payment Law, the New York City Human Rights Law, and the New York City Earned Sick Leave Law; (N) any applicable state employment and securities laws; (O) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; (P) any public policy, contract, tort or common law claim, including any claim for defamation, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of any implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; or (Q) any claim, whether direct or derivative, arising from being a shareholder of the Company or any other Released Party; (ii) any allegation for costs, fees or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all rights, benefits or claims Executive may have under any employment contract (including the Severance Agreement and Executive’s Change of Control Agreement effective as of November 29, 2021, as amended by that First Amendment to the Change of Control Agreement effective as of July 6, 2022 (the “Change of Control Agreement”)), the July 5, 2022 letter agreement between Executive and the Company that memorialized terms of Executive’s employment effective as of July 6, 2022 (the “Employment Letter”), any incentive or compensation plan or agreement (including the Plan and the award agreements thereunder (including the Option Agreement and the PRSU Agreement), the RSU Agreement and the CIP Agreement), or under any other benefit plan, program or practice; and (iv) any claim for compensation, damages or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive hereunder, any and all potential claims of this nature that Executive may have against any of the Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.
(b)In no event shall the Released Claims include (i) any claim that arises after the date this Agreement is executed by Executive; (ii) any claim to benefits under an employee benefit plan or program in which Executive participates (or participated), including, without limitation, the Company’s 401(k) Plan and group health plans; (iii) any claims that cannot be waived as a matter of law, including claims for unemployment compensation benefits, Medicaid benefits, workers’ compensation insurance benefits or other public benefits to which Executive may be entitled; (iv) reimbursement for business expenses incurred prior to the date this Agreement is executed by Executive, in accordance with any Company business expense policies (as applicable); (v) Executive’s rights to be indemnified for all claims or proceedings, or threatened claims or proceedings, that arise out of or relate to his service as a director, officer or employee of the Company, including attorneys’ fees, in accordance with the Indemnification Agreement; and (vi) any rights Executive may have to enforce the terms of this Agreement.
(c)Notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission, Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (each a “Governmental Agency” and collectively “Governmental Agencies”) or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Executive understands and agrees that, to the extent permitted by law, Executive is waiving any and all rights to recover any monetary or personal relief or recovery from any Released Party as a result of a Governmental Agency proceeding or subsequent legal actions. Nothing herein waives or limits (and the Released Claims do not include) Executive’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any Governmental Agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity) and nothing herein or in any other agreement between Executive and any Released Party shall prohibit or restrict Executive from (x) initiating communications with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (y) complying with a subpoena or responding to any inquiry or legal process directed to Executive from any Governmental Agency; or (z) making any disclosures that are protected under the whistleblower provisions of any applicable law. Further, nothing herein (or in the NDA (as defined below)) prevents or restricts Executive from (i) disclosing or making statements about any claim or action for discrimination, harassment or retaliation or the underlying facts, circumstances or details of any claim or action for discrimination, harassment or retaliation; (ii) disclosing factual information related to any claim of discrimination to the attorney general, law enforcement, the Equal Employment Opportunity Commission, any state division of human rights (including the New York Division of Human Rights), any local commission on human rights, any governmental agency, or any attorney retained by Executive; or (iii) disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits. Nothing in this Agreement or in any other agreement between Executive and any Released Party requires Executive to obtain prior authorization before engaging in any conduct described in this Section 5(c) or to notify any Released Party that Executive has engaged in any such conduct.

6.Representation about Claims. Executive represents and warrants that Executive has made no assignment, sale, delivery, transfer or conveyance of any claims Executive has asserted or may have against any of the Released Parties with respect to any Released Claim.
7.Executive’s Acknowledgments; Advice to Consult with Legal Counsel. This is an important legal document, and the Company hereby advises Executive to consult with a lawyer of Executive’s choosing before signing this Agreement. By executing and delivering this Agreement, Executive expressly acknowledges and represents that:
(a)Executive’s employment with the Company will end no later than October 1, 2026;
(b)Executive has carefully read this Agreement;
(c)Executive has had sufficient time to consider this Agreement before its execution and delivery to the Company;
(d)Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney before signing this Agreement, and Executive has had adequate opportunity to do so prior to executing this Agreement;
(e)Executive fully understands the final and binding effect of this Agreement, and the only promises made to Executive to sign this Agreement are those stated herein;
(f)Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will; Executive relies on Executive’s own judgment in entering into this Agreement; and Executive understands and agrees to each of the terms of this Agreement;
(g)The only matters relied upon by Executive and causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement, and in entering this Agreement, Executive has not relied on any representation or statement, written or oral, of any Released Party or Released Party’s agent that is not set forth in this Agreement; and
(h)No Released Party has provided any tax or legal advice regarding this Agreement and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.
8.Reaffirmation of Release. On the Separation Date or within 21 days thereafter, Executive shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”) and return his executed Confirming Release to the Company pursuant to the Notice provision set forth in Section 21 below, so that it is received by Company no later than 21 days after the Separation Date. Executive acknowledges and agrees that this provides sufficient time to consider the Confirming Release. Executive further acknowledges and agrees that, as a condition of receiving the compensation and benefits described in Section 2, he is required to timely execute and return the Confirming Release and not exercise his revocation right as described therein.
9.Return of Property. Executive warrants that, within five (5) days following the Separation Date, he will have returned to the Company all property belonging to the Company or any of its affiliates, including all documents, computer files and other electronically stored information, client materials and other materials provided to Executive by the Company or any of its affiliates in the course of Executive’s employment or Board service, and Executive further represents and warrants that Executive has not maintained a copy of any such materials in any form; provided, however, that Executive may retain copies (in any form) of his Rolodex, address book and similar contact information. For the avoidance of doubt, this Section 9 shall not interfere with Executive’s rights to retain copies of any documents or data (in any form) relating to Executive’s compensation and benefits (including, without limitation, copies of this Agreement and any documents relating to any of Executive’s equity-based award rights or other compensation and benefits) and/or discuss the same with Executive’s advisors or immediate family (in each case, on a confidential basis).
10.Mutual Non-Disparagement; Press Release/Internal Communication. Executive agrees not to disparage the Company or any other Released Party or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of any Released Party. The Company shall instruct its executive officers and directors not to disparage Executive or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of Executive. Nothing in this Section 10 shall prohibit or restrict any person from (a) engaging in any activity permitted by Section 5(c) above, (b) engaging in the legal process or making any disclosure required by law, or (c) providing truthful testimony in response to a subpoena or in any legal or administrative proceeding. Prior to issuing a press release or internal communication with respect to Executive’s resignation(s) described in Section 1(b) above, cessation of employment with the Company, or this Agreement, the Company and Executive shall mutually agree on the content of such press release and internal communication.
11.Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Delaware without reference to the principles of conflicts of law thereof.
12.Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be subject to the arbitration and dispute resolution provisions set forth in Section 11 of that certain At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement executed by Executive on October 19, 2021, as amended by the Employment Letter (the “NDA”). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
13.Counterparts. This Agreement may be executed in one or more counterparts (including electronic counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
14.Amendment; Entire Agreement. Subject to Section 16 below, this Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged. This Agreement (and, as referenced herein, the NDA, the Plan, the Option Agreement, the PRSU Agreement, the RSU Agreement, the CIP Agreement and the Indemnification Agreement) constitutes the entire agreement of the Parties with regard to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, between Executive and any Released Party with regard to the subject matter hereof; provided, however, this Agreement complements and is in addition to (and does not supersede or replace) all other obligations of Executive (whether such obligations arise by contract, statute, common law, or otherwise) with respect to confidentiality and non-disclosure, non-disparagement, return of property, non-competition and non-solicitation. For the avoidance of doubt, Executive acknowledges and agrees that the Company’s provision of the consideration set forth in Section 2 above will fully and finally satisfy any and all rights that Executive ever could have pursuant to the Severance Agreement and the Change of Control Agreement, and Executive shall not be entitled to any payments or benefits pursuant to the Severance Agreement or the Change of Control Agreement in addition to the payments described in Section 2 above.
15.Third-Party Beneficiaries. Executive expressly acknowledges and agrees that each Released Party that is not a signatory to this Agreement shall be a third-party beneficiary of Executive’s releases, representations and covenants herein and shall be entitled to enforce such releases, representations and covenants as if a party hereto.

16.Severability and Modification. Any term or provision of this Agreement (or parts thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
17.Withholding of Taxes and Other Deductions. The Company may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required by any law or governmental regulation or ruling.
18.Continued Effectiveness of Restrictive Covenants.
(a)Executive expressly recognizes the enforceability and effectiveness of the covenants in the NDA (as amended by the Employment Letter) and promises to abide by such covenants following the date Executive enters into this Agreement; provided, however, that the Company shall consider in good faith any waivers to Section 7(c) or 7(d) of the NDA that Executive may request.
(b)For the avoidance of doubt, nothing in this Agreement or the NDA shall prohibit or restrict Executive from engaging in any activity permitted by Section 5(c) above. Further, pursuant to the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (x) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; (y) is made to Executive’s attorney in relation to a lawsuit for retaliation against Executive for reporting a suspected violation of law; or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
19.Section 409A.
(a)For purposes of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), each installment payment provided under this Agreement shall be treated as a separate payment. To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A), (i) any such expense reimbursement shall be made by the Company no later than the last day of Executive’s taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year, provided that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Internal Revenue Code of 1986 solely because such expenses are subject to a limit related to the period in which the arrangement is in effect.
(b)Notwithstanding any provision in this Agreement to the contrary, if any payment or benefit provided for herein would be considered deferred compensation under Section 409A, then such payment or benefit shall not be paid or otherwise provided unless Executive has incurred a “separation from service” within the meaning of Section 409A, and further, if any such payment or benefit would be subject to additional taxes and interest under Section 409A if Executive’s receipt of such payment or benefit is not delayed until the earlier of (i) the date of Executive’s death or (ii) the date that is six months after the Separation Date (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to Executive (or Executive’s estate, if applicable) until the Section 409A Payment Date.

(c)Notwithstanding the foregoing or any other provision of this Agreement, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall any Released Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.
20.Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. All references herein to a statute, agreement, instrument or other document shall be deemed to refer to such statute, agreement, instrument or other document as amended, supplemented, modified and restated from time to time. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” or “include” or “includes” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
21.Notices. All notices and other communications under this Agreement must be in writing and must be given by personal delivery, email transmission, or certified or registered mail with return receipt requested, when sent to the respective persons below:
If to the Company:    comScore, Inc.
Attention: Sara Dunn, Chief People Officer
11950 Democracy Drive, Suite 600
Reston, Virginia 20190
E-mail: [ ]
If to Executive:    Jonathan Carpenter
[ ]
[ ]
Email: [ ]

With a copy to (which shall not constitute notice):

    Pryor Cashman LLP
7 Times Square
New York, NY 10036
Shane J. Stroud, Esq.
Email: [ ]
Any Party may change such Party’s address for notice by notice duly given pursuant to this Section 21.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

JONATHAN CARPENTER

/s/ Jonathan Carpenter

Date: May 28, 2026

COMSCORE, INC.

/s/ Sara Dunn
Name:    Sara Dunn
Title:    Chief People Officer

Date: May 28, 2026

[Signature page to Separation and General Release Agreement]

EXHIBIT A
CONFIRMING RELEASE AGREEMENT
This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 8 of the Separation and General Release Agreement (the “Separation Agreement”), entered into by and between Comscore, Inc., a Delaware corporation (the “Company”), and Jonathan Carpenter (“Executive”). Pursuant to Section 8 of the Separation Agreement, this Confirming Release will be executed on the Separation Date or within 21 days thereafter. Unless sooner revoked by Executive pursuant to the terms of Section 5 below, this Confirming Release becomes effective on the eighth day after Executive signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Executive agrees as follows:
1.Release of Claims.
(a)For good and valuable consideration, including the Company’s agreement to provide the consideration set forth in Section 2 of the Separation Agreement (and any portion thereof), Executive hereby forever releases, discharges and acquits the Company, its present and former subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (each a “Confirming Released Party” and, collectively, the “Confirming Released Parties”), from liability for, and Executive hereby waives, any and all claims, damages or causes of action of any kind, whether known or unknown, related to Executive’s employment with any Confirming Released Party, the termination of such employment, the ownership of equity in the Company, and any other acts or omissions related to any matter on or prior to the date that Executive executes this Confirming Release, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including the Age Discrimination in Employment Act (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform and Control Act; (D) the Family and Medical Leave Act of 1993; (E) any federal, state or local wage and hour law; (F) the Securities Act of 1933; (G) the Securities Exchange Act of 1934; (H) the Investment Advisers Act of 1940; (I) the Investment Company Act of 1940; (J) the Private Securities Litigation Reform Act of 1995; (K) the Sarbanes-Oxley Act of 2002; (L) the Wall Street Reform and Consumer Protection Act of 2010; (M) the New York State Human Rights Law, the New York Labor Law, the New York Retaliatory Action By Employers Law, the New York State Worker Adjustment and Retraining Notification Act, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York Civil Rights Law, the New York Wage-Hour Law, the New York Workers’ Compensation Law, the New York Wage Payment Law, the New York City Human Rights Law, and the New York City Earned Sick Leave Law; (N) any applicable state employment and securities laws; (O) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; (P) any public policy, contract, tort or common law claim, including any claim for defamation, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of any implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; or (Q) any claim, whether direct or derivative, arising from being a shareholder of the Company or any other Confirming Released Party; (ii) any allegation for costs, fees or other expenses including attorneys’ fees incurred in, or with respect to, a Further Released Claim (as defined below); (iii) any and all rights, benefits or claims Executive may have under any employment contract (including the Employment Letter, the Severance Agreement and the Change of Control Agreement), any incentive
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or compensation plan or agreement (including the Plan and the award agreements thereunder (including the Option Agreement and the PRSU Agreement), the RSU Agreement and the CIP Agreement), or any other benefit plan, program or practice; and (iv) any claim for compensation, damages or benefits of any kind not expressly set forth in the Separation Agreement (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive under the Separation Agreement, any and all potential claims of this nature that Executive may have against any of the Confirming Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE CONFIRMING RELEASED PARTIES.
(b)In no event shall the Further Released Claims include (i) any claim that arises after the date this Confirming Release is executed by Executive; (ii) any claim to benefits under an employee benefit plan or program in which Executive participates (or participated), including, without limitation, the Company’s 401(k) Plan and group health plans; (iii) any claims that cannot be waived as a matter of law, including claims for unemployment compensation benefits, Medicaid benefits, workers’ compensation insurance benefits or other public benefits to which Executive may be entitled; (iv) reimbursement for business expenses incurred prior to the date this Confirming Release is executed by Executive, in accordance with any Company business expense policies (as applicable); (v) Executive’s rights to be indemnified for all claims or proceedings, or threatened claims or proceedings, that arise out of or relate to his service as a director, officer or employee of the Company, including attorneys’ fees, in accordance with the Indemnification Agreement; and (vi) any rights Executive may have to enforce the terms of the Separation Agreement.
(c)Notwithstanding this release of liability, nothing in this Confirming Release prevents Executive from filing any non-legally waivable claim, including a challenge to the validity of this Confirming Release, with the Equal Employment Opportunity Commission, Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (each a “Governmental Agency” and collectively “Governmental Agencies”) or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Executive understands and agrees that, to the extent permitted by law, Executive is waiving any and all rights to recover any monetary or personal relief or recovery from any Confirming Released Party as a result of a Governmental Agency proceeding or subsequent legal actions. Nothing herein waives or limits (and the Further Released Claims do not include) Executive’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any Governmental Agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity) and nothing herein or in any other agreement between Executive and any Confirming Released Party shall prohibit or restrict Executive from (x) initiating communications with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (y) complying with a subpoena or responding to any inquiry or legal process directed to Executive from any Governmental Agency; or (z) making any disclosures that are protected under the whistleblower provisions of any applicable law. Further, nothing herein (or in the NDA) prevents or restricts Executive from (i) disclosing or making statements about any claim or action for discrimination, harassment or retaliation or the underlying facts, circumstances or details of any claim or action for discrimination, harassment or retaliation; (ii) disclosing factual information related to any claim of discrimination to the attorney general, law enforcement, the Equal Employment Opportunity Commission, any state division of human rights (including the New York Division of Human Rights), any local commission on human rights, any governmental agency, or any attorney retained by Executive; or (iii) disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits. Nothing in this Confirming Release or in any other agreement between Executive and any Confirming Released Party requires Executive to obtain prior authorization before engaging in any conduct described in this Section 1(c) or to notify any Confirming Released Party that Executive has engaged in any such conduct.
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2.Representation about Claims. Executive represents and warrants that Executive has made no assignment, sale, delivery, transfer or conveyance of any claims Executive has asserted or may have against any of the Confirming Released Parties with respect to any Further Released Claim.
3.Satisfaction of Severance Obligations; Receipt of Leaves, Bonuses and Other Compensation. Executive acknowledges and agrees that, with the exception of any base salary earned by Executive in the pay period in which the Separation Date occurred (if such base salary has not been paid as of the time that Executive executes this Confirming Release) and any sums to which Executive may be entitled following the date that Executive signs this Confirming Release pursuant to Sections 2 and 3 of the Separation Agreement, Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation and other sums that Executive has been owed by each Confirming Released Party. Executive further acknowledges and agrees that Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from each Confirming Released Party.
4.Executive’s Acknowledgments; Advice to Consult with Legal Counsel. This is an important legal document, and the Company hereby advises Executive to consult with a lawyer of Executive’s choosing before signing this Confirming Release. By executing and delivering this Confirming Release, Executive expressly acknowledges and represents that:
(a)Executive has carefully read this Confirming Release;
(b)Executive has had sufficient time (and at least twenty-one (21) days) to consider this Confirming Release before its execution and delivery to the Company;
(c)Executive is receiving, pursuant to the Separation Agreement and Executive’s execution of this Confirming Release, consideration in addition to anything of value to which Executive is already entitled;
(d)Executive has been advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney before signing this Confirming Release, and Executive has had adequate opportunity to do so prior to executing this Confirming Release;
(e)Executive fully understands the final and binding effect of this Confirming Release, and the only promises made to Executive to sign this Confirming Release are those stated herein and in the Separation Agreement;
(f)Executive is signing this Confirming Release knowingly, voluntarily and of Executive’s own free will; Executive relies on Executive’s own judgment in entering into this Confirming Release; and Executive understands and agrees to each of the terms of this Confirming Release;
(g)The only matters relied upon by Executive and causing Executive to sign this Confirming Release are the provisions set forth in writing within the four corners of this Confirming Release and the Separation Agreement, and in entering this Confirming Release, Executive has not relied on any representation or statement, written or oral, of any Confirming Released Party or Confirming Released Party’s agent that is not set forth in this Confirming Release or the Separation Agreement; and
(h)No Confirming Released Party has provided any tax or legal advice regarding this Confirming Release or the Separation Agreement, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Confirming Release with full understanding of the tax and legal implications thereof.
5.Revocation Right. Executive has seven (7) days after signing this Confirming Release to revoke it (such seven-day period being referred to herein as the “Confirming Release Revocation
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Period”). This Confirming Release will not become effective or enforceable unless the Confirming Release Revocation Period has expired without Executive exercising Executive’s revocation right. To be effective, such revocation must be in writing received by the Company, care of Sara Dunn, Chief People Officer, via e-mail at sdunn@comscore.com so that it is received by Ms. Dunn no later than 11:59 p.m. in the time zone in which Executive resides, on the last day of the Confirming Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, then no consideration shall be provided to Executive pursuant to Section 2 of the Separation Agreement, and this Confirming Release shall be of no force or effect, but the remaining provisions of the Separation Agreement (other than Section 2 thereof) shall remain in full force and effect.
6.Return of Property. Executive warrants that Executive has returned to the Company all property belonging to the Company or any other Confirming Released Party, including all documents, computer files and other electronically stored information, client materials and other materials provided to Executive by the Company or any other Confirming Released Party in the course of Executive’s employment or Board service, and Executive further represents and warrants that Executive has not maintained a copy of any such materials in any form; provided, however, that Executive may retain copies (in any form) of his Rolodex, address book and similar contact information. For the avoidance of doubt, this Section 6 shall not interfere with Executive’s rights to retain copies of any documents or data (in any form) relating to Executive’s compensation and benefits (including, without limitation, copies of the Separation Agreement, this Confirming Release, and any documents relating to any of Executive’s equity-based award rights or other compensation and benefits) and/or discuss the same with Executive’s advisors or immediate family (in each case, on a confidential basis).
EXECUTIVE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS THIS CONFIRMING RELEASE, AND SIGNS IT AS EXECUTIVE’S OWN FREE ACT.

Jonathan Carpenter
Date:

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